UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2022

Welltower Inc.
(Exact name of registrant as specified in its charter)

Delaware			1-8923	34-1096634
(State or other jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street,	Toledo,	Ohio		43615
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code: (419) 247-2800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value per share	WELL	New York Stock Exchange
Guarantee of 4.800% Notes due 2028 issued by Welltower OP LLC	WELL/28	New York Stock Exchange
Guarantee of 4.500% Notes due 2034 issued by Welltower OP LLC	WELL/34	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company              ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02  Results of Operations and Financial Condition.
On November 7, 2022, Welltower Inc. (the “Company”) issued a press release that announced operating results for its third quarter ended September 30, 2022. The press release refers to a supplemental information package that is available on the Company's website (www.welltower.com), free of charge. Copies of the press release and supplemental information package have been furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report, and are incorporated herein by reference.
The information included in this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 8.01  Other Events.
On November 7, 2022, the board of directors of the Company approved a stock repurchase program (the “Stock Repurchase Program”) for up to $3 billion of outstanding shares of common stock, par value $1.00 per share, of the Company (the “Shares”), following the expiration of the Company's previous stock repurchase program. Repurchases may be effected from time to time through open market transactions (on a case by case basis or on a non-discretionary basis pursuant to a plan or in any other manner designed to comply with the requirements of Rule 10b5-1 under the Exchange Act), in privately-negotiated purchases, through block trades, by effecting a tender offer, by way of an accelerated share repurchase program, through the purchase of call options or the sale of put options, or otherwise, or by any combination of the foregoing.
The Stock Repurchase Program has no expiration date and does not obligate the Company to repurchase any specific number of Shares. The Company will evaluate any opportunities to repurchase Shares in the context of the Company’s future liquidity profile, share price, prevailing market conditions and regulatory considerations, as well as the potential marginal benefit of new investments and/or debt reduction. The Company may, in its discretion, begin, suspend or terminate repurchases at any time, without any prior notice.
On November 7, 2022, the board of directors of the Company also authorized the Company to issue through its at-the-market equity program (the "ATM Program") up to $3 billion of shares of its common stock (including amounts unsold under the current ATM program). The Company intends to use the net proceeds from the ATM Program, if any, for future property acquisitions, development and redevelopment opportunities, repayment of indebtedness and for general corporate purposes.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will” or similar expressions that do not relate solely to historical matters, the Company is making forward-looking statements. Forward-looking statements, including, but not limited to, statements regarding possible repurchases under the Stock Repurchase Program are not guarantees of future performance and involve risks and uncertainties that may cause the Company’s actual results to differ materially from its expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to, those factors discussed in the Company’s reports filed from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.
99.1 Press release of Welltower Inc. dated November 7, 2022
99.2 Welltower Inc. Supplemental Information Package for the quarter ended September 30, 2022.
104 Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLTOWER INC.

By:	/s/ Matthew McQueen
Name:	Matthew McQueen
Title:	Executive Vice President – General Counsel & Corporate Secretary

Dated:  November 7, 2022